                                                                    Exhibit 12.1


                             HEALTH CARE REIT, INC.
          STATEMENT REGARDING COMPUTATION OF EARNINGS TO FIXED CHARGES


                                                     SIX MONTHS ENDED
                                                         JUNE 30                          YEAR ENDED DECEMBER 31
                                                    2002         2001         2001      2000       1999         1998         1997
                                                    ----         ----         ----      ----       ----         ----         ----
                                                                                     (IN THOUSANDS)
                                                   ---------------------------------------------------------------------------------

CONSOLIDATED EARNINGS:
Income from continuing operations
  before extraordinary item                        32,922        30,254      60,669      67,965     75,550       62,221       46,392

Add:
Interest Expense                                   20,032        16,089      32,028      34,622     26,916       18,030       15,366
Amortization of Loan Expenses                       1,157           764       1,775       1,165        909          685          720
Equity earnings in less than 50% subsidiary          (144)         (166)       (333)       (318)      (270)        (375)
                                                   ------        ------      -------     ------     ------       ------       ------

CONSOLIDATED EARNINGS                              53,967        46,941      94,139     103,434    103,105       80,561       62,478

CONSOLIDATED FIXED CHARGES:
Interest Expense                                   20,032        16,089      32,028      34,622     26,916       18,030       15,366
Capitalized Interest                                    0           539         841       3,079      8,578        7,740        2,305
Amortization of Loan Expenses                       1,157           764       1,775       1,165        909          685          720
                                                   ------        ------      ------      ------     ------       ------       ------

CONSOLIDATED FIXED CHARGES                         21,189        17,392      34,644      38,866     36,403       26,455       18,391

RATIO                                                2.55          2.70        2.72        2.66       2.83         3.05         3.40